EXHIBIT 3(i).1


                            ARTICLES OF INCORPORATION
                                       OF
                         United Service Attendants, Inc.


         The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.

                                 ARTICLE I. NAME

         The name of the corporation shall be: UNITED SERVICE ATTENDANTS, INC. The principal place of business of this corporation shall be 265 Sunrise Avenue, Suite 204, Palm Beach, Florida 33408.

                         ARTICLE II. NATURE OF BUSINESS

                  This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

                           ARTICLE III. CAPITAL STOCK

         The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 1,000 shares of common stock having no par value per share; and 1,0000 shares of convertible preferred stock having no par value per share.

                               ARTICLE IV. ADDRESS

         The street address of the initial registered office of the corporation shall be 265 Sunrise Avenue, Suite 204, Palm Beach, Florida 33480, and the name of the registered agent of the corporation at that address is Donald F. Mintmire.

                          ARTICLE V. TERM OF EXISTENCE

         This corporation is to exist perpetually.

                              ARTICLE VI. DIRECTORS

         This corporation shall have no Directors, initially. The affairs of the Corporation will be managed by the shareholders until such time Directors are designated as provided by the Bylaws.





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                            ARTICLE VII. INCORPORATOR

         The name and street address of the incorporator to these Articles of Incorporation is:

                  Donald F. Mintmire, Esq.
                  Mintmire & Associates
                  265 Sunrise Avenue
                  Suite 204
                  Palm Beach, Florida 33480

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal on this 9th day of May, 1994.



                               /s/ Donald F. Mintmire
                               -------------------------
                               Donald F. Mintmire


STATE OF FLORIDA        )
                        )        SS:
COUNTY OF PALM BEACH    )

         The foregoing instrument was acknowledged before me this 9th day of May, 1994, by DONALD F. MINTMIRE, who is personally known to me, and who (did/did not) take an oath.



[seal]                       /s/ Cynthia Sutherland
                             --------------------------
                                Notary Public




         Donald F. Mintmire having been designated to act as Registered Agent hereby agrees to act in this capacity.



                             /s/ Donald F. Mintmire
                             ------------------------------
                             Donald F. Mintmire